SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 15, 1999



                             LAKELAND BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)


     33-27312                                                22-2953275
(Commission File Number)                       (IRS Employer Identification No.)


                 250 Oak Ridge Road, Oak Ridge, New Jersey 07438
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 973-697-2000


                                 Not Applicable
          (Former name of former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

         On July 15, 1999, Lakeland Bancorp, Inc. ("Lakeland") completed its acquisition of High Point Financial Corp. ("High Point"). The acquisition was effectuated by merging High Point into Lakeland. As a result of the merger, Lakeland acquired High Point's subsidiary, The National Bank of Sussex County. The merger will be accounted for as a pooling of interests.

         Pursuant to the Agreement and Plan of Merger, dated as of December 7, 1998, between Lakeland and High Point, High Point stockholders will be entitled to receive 1.2 shares of Lakeland common stock in exchange for each share of High Point common stock which they own on the effective date of the merger. Cash will be paid in lieu of fractional shares of Lakeland common stock.

         Lakeland is a bank holding company whose principal operating subsidiaries prior to the merger were Lakeland Bank and Metropolitan State Bank, each New Jersey chartered banking associations. Following the merger, Lakeland's principal operating subsidiaries will be Lakeland Bank, Metropolitan State Bank and The National Bank of Sussex County. The corporate headquarters of Lakeland and Lakeland Bank are located in Oak Ridge, New Jersey and the main office of Metropolitan State Bank is located in Montville, New Jersey. The main office of The National Bank of Sussex County is located in Branchville, New Jersey.


Item 7.  Financial Statements and Exhibits

         The historical consolidated financial statements of High Point and the pro forma financial data of Lakeland required by this Item 7 are not required to be presented in this Current Report on Form 8-K pursuant to General Instruction
B.3. of Form 8-K. That information has been previously reported by Lakeland in its Joint Proxy Statement/Prospectus, dated June 8, 1999, which forms a part of Lakeland's Registration Statement on Form S-4 (File No. 333-79907).

         The following exhibit is incorporated by reference in this Current Report on Form 8-K:

                  2.1 Agreement and Plan of Merger, dated as of December 7, 1998, between Lakeland and High Point is incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus, dated June 8, 1999, contained in Lakeland's Registration
                           Statement on Form S-4 (No. 333-79907).




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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 LAKELAND BANCORP, INC.


                                                 /s/ Arthur L. Zande
                                                 Arthur L. Zande, Vice President


Dated:  July 19, 1999